UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 4, 2010

PACIFIC SUNWEAR OF CALIFORNIA, INC.
(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	0-21296 (Commission File Number)	95-3759463 (IRS Employer Identification No.)

3450 East Miraloma Avenue Anaheim, CA (Address of principal executive offices)	92806-2101 (Zip Code)
(714) 414-4000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The 2010 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) was held on June 4, 2010. A total of 60,402,680 shares of the Company’s common stock were present or represented by proxy at the Annual Meeting, representing more than 90% of the Company’s shares outstanding as of April 6, 2010, the record date for the Annual Meeting. The following matters were acted upon:
1. Election of Directors
At the Annual Meeting, Gary H. Schoenfeld and Thomas M. Murnane were elected as Class I Directors of the Company for a one-year term ending in 2011. Brett Brewer, Peter Starrett and Grace Nichols were elected as Class II Directors of the Company for a three-year term ending in 2013.
Voting at the Annual Meeting for the election of Directors is set forth below:

	DIRECTOR	VOTES	VOTES	VOTES	BROKER
DIRECTOR NAME	CLASS	FOR	AGAINST	ABSTAINED	NON-VOTES
Gary H. Schoenfeld	I	53,396,214	1,162,005	8,189	5,836,272
Thomas M. Murnane	I	53,180,684	1,379,195	6,529	5,836,272
Brett Brewer	II	53,186,805	1,373,074	6,529	5,836,272
Peter Starrett	II	52,110,530	2,448,788	7,090	5,836,272
Grace Nichols	II	52,072,816	2,486,503	7,089	5,836,272
2. Appointment of Independent Registered Public Accounting Firm
The shareholders voted on and ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2011.
With respect to the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending January 29, 2011, 60,151,632 votes were cast for the proposal, 223,300 votes were cast against the proposal, 27,748 votes abstained and there were no broker non-votes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 7, 2010

PACIFIC SUNWEAR OF CALIFORNIA, INC.
/s/ CRAIG E. GOSSELIN
Craig E. Gosselin
Sr. Vice President, General Counsel and Human Resources